QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on August 27, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOREST OIL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	25-0484900 (I.R.S. Employer Identification No.)
1600 Broadway, Suite 2200 Denver, Colorado 80202 303.812.1400 (Address of Principal Executive Offices)

Restricted Stock Agreement dated March 23, 1999 between Forest Oil Corporation and Robert S. Boswell

Stock Option Agreement dated March 23, 1999 between Forest Oil Corporation and Robert S. Boswell

Stock Option Agreement dated December 23, 1999 between Forest Oil Corporation and Robert S. Boswell

Stock Option Agreement dated December 7, 2000 between Forest Oil Corporation and Robert S. Boswell

(Full Title of the Plan)

Newton W. Wilson III
Senior Vice President,
General Counsel and Secretary
1600 Broadway, Suite 2200
Denver, Colorado 80202
(Name and address of Agent for Service)

303.812.1400
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.10 per share	25,000 shares(1)	$14.88	$372,000	$34.22

	75,000 shares(1)	$20.00	$1,500,000	$138.00

	25,000 shares(1)	$29.75	$743,750	$68.43

	9,188 shares(1)	$22.195(3)	$203,928(3)	$16.50

(1)
See explanatory note.

(2)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover an indeterminate number of shares of common stock which may be issued by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) of the Securities Act and based on the average of the high and low prices per share of common stock on the New York Stock Exchange Composite Tape on August 25, 2003.

EXPLANATORY NOTE

        This Registration Statement relates to 25,000, 75,000 and 25,000 shares of common stock (for a total of 125,000 shares of common stock), par value $0.10 per share, of Forest that are to be issued to Robert S. Boswell (the "Selling Shareholder"), our current Chairman of the Board, upon the exercise of stock options granted to him under Stock Option Agreements dated March 23, 1999, December 23, 1999 and December 7, 2000, respectively. Pursuant to the instructions to Part I of Form S-8, the prospectus which is to be used for Forest's issuance of such shares is omitted from this Registration Statement.

        In addition, this Registration Statement relates to 9,188 shares of common stock of Forest issued to the Selling Shareholder under a Restricted Stock Agreement dated March 23, 1999. The prospectus which is filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the 9,188 shares that have been acquired by the Selling Shareholder under the Restricted Stock Agreement.

        Each of the Stock Option Agreements and the Restricted Stock Agreement is an "employee benefit plan" as that term is defined in Rule 405 of the Securities Act of 1933.

REOFFER PROSPECTUS

FOREST OIL CORPORATION

9,188 SHARES

COMMON STOCK

        Robert S. Boswell, the Selling Shareholder named in this prospectus, may offer and sell from time to time, for his own account, up to 9,188 shares of our common stock that he acquired in connection with a grant of restricted stock pursuant to a Restricted Stock Agreement. We will not receive any of the proceeds from the sale of such shares.

        The Selling Shareholder proposes to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

        The Selling Shareholder and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event any profit on the sale of shares by the Selling Shareholder and any commission or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

        Forest's common stock is listed for trading on the New York Stock Exchange under the symbol "FST." On August 25, 2003, the closing price of the common stock on the New York Stock Exchange was $21.94 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 27, 2003.

        You should rely only on the information contained in or incorporated by reference in this prospectus or any supplement. We have not authorized any other person to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any supplement or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents. Information included in those documents has not been updated or changed since their respective dates, and our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS

        Investing in our common stock will provide you with an equity ownership in Forest. Your shares will be subject to risks inherent in our business. The trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss to you. You should consider carefully the information contained in this prospectus and the document we have incorporated by reference. In particular, you should carefully consider the factors discussed under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2002, before deciding to invest in our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus, including information in documents incorporated by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts or present facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors set forth in the documents incorporated by reference herein, including those set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2002.

        Should one or more of the risks or uncertainties described in this prospectus or incorporated by reference in this prospectus occur, or should any of the underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, express or implied, included in this prospectus and the information in documents incorporated by reference and attributable to Forest are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as required by law.

THE COMPANY

        Forest Oil Corporation is an independent oil and gas company engaged in the acquisition, exploration, development, production and marketing of natural gas and liquids in North America and selected international locations. Forest was incorporated in New York in 1924, as the successor to a company formed in 1916, and has been a publicly held company since 1969. We operate from offices located in Anchorage, Alaska; Denver, Colorado; Lafayette and Metairie, Louisiana; and Calgary, Alberta, Canada.

        Our principal reserves and producing properties are located in North America. We operate in five business units: Gulf, Western, Alaska, Canada and International. We conduct exploration in each of our North America core areas and selected international locations. Our reserves and producing properties are all located in North America.

        Our principal executive offices are located at 1600 Broadway, Suite 2200, Denver Colorado, 80202, and our telephone number is 303.812.1400.

THE SELLING SHAREHOLDER

        This prospectus relates to offers and sales by Robert S. Boswell (the "Selling Shareholder") of 9,188 shares of restricted common stock ("Restricted Stock") granted to him by Forest pursuant to a Restricted Stock Agreement dated March 23, 1999. The Restricted Stock is subject to certain forfeiture restrictions as described in the Restricted Stock Agreement. The forfeiture restrictions have lapsed with respect to 80% of the Restricted Stock and the remaining restrictions will lapse on September 30, 2003.

        We cannot assure you that Mr. Boswell will sell all or any of the shares of common stock offered by him under this Registration Statement. The address of the Selling Shareholder is c/o Forest Oil Corporation, 1600 Broadway, Suite 2200, Denver, Colorado 80202.

        The following table sets forth information as of August 25, 2003, with respect to the number of shares of common stock beneficially owned or to be acquired by him. The Selling Shareholder does not beneficially own more than one percent of the outstanding common stock.

				Shares of Common Stock Beneficially Owned after Offering(2)
Selling Shareholder	Position with the Company	Number of Shares Beneficially Owned(1)	Number of Shares Covered by this Prospectus
				Number	Percent
Robert S. Boswell	Chairman of the Board	20,535	9,188	11,347	*

*
Less than 1%

(1)
Includes 6,875 shares held for the benefit of Mr. Boswell by the trustee of our Retirement Savings Plan Trust as of July 31, 2003. Also includes 22 shares held by his wife of which he disclaims beneficial ownership.

(2)
Assumes that the forfeiture restrictions on the Restricted Stock have lapsed and Mr. Boswell sells all of the shares covered by this prospectus.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholder.

PLAN OF DISTRIBUTION

        Shares covered by this prospectus will be sold by the Selling Shareholder as principal for his own account. We will not receive any proceeds from the sales of any shares by the Selling Shareholder.

        The Selling Shareholder or his pledgees, donees, transferees or other successors in interest, may sell shares pursuant to this prospectus from time to time:

  •
  in one or more transactions (including block transactions) on the New York Stock Exchange;

  •
  in the public market off the NYSE;

  •
  in privately negotiated transactions;

  •
  through put or call options transactions relating to the shares;

  •
  through short sales of shares; or

  •
  any combination of such transactions.

        Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares that qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration in connection with this offering are being borne by Forest, but all brokerage commissions and other expenses incurred by the Selling Shareholder will be borne by the Selling Shareholder.

        The Selling Shareholder and any dealer acting in connection with the offering or any broker executing a sell order on behalf of the Selling Shareholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by the Selling Shareholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

LEGAL MATTERS

        Lizbeth J. Stenmark, our Senior Counsel, will pass upon certain legal matters in connection with the offered securities.

EXPERTS

        The consolidated financial statements of Forest Oil Corporation as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002, financial statements refers to a change in the method of accounting for goodwill and other intangible assets in 2002, and the method of accounting for derivative instruments and hedging activities in 2001.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-8 (the "Registration Statement", which term encompasses all amendments, exhibits, annexes and schedules thereto) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock registered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement. For further information with respect to Forest and the common stock, you should consult the Registration Statement. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to a copy of the document filed with the SEC.

        We maintain a website on the Internet at http://www.forestoil.com. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1.800.SEC.0330 for further information on the public reference room and its copy charges.

        We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Items 9 or 12 on any Current Report on Form 8-K) until the Selling Shareholder has sold all of the shares of common stock:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2003 and June 30, 2003;

  •
  Our Current Reports on Form 8-K dated January 7, 2003, January 15, 2003; February 25, 2003, February 26, 2003 and July 31, 2003; and

  •
  The description of our common stock contained in our Form 8-A filed on October 20, 1997.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

        You may request a copy of any of the documents summarized in this prospectus or incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following address and phone number:

    Newton W. Wilson III
    Senior Vice President,
    General Counsel and Secretary
    Forest Oil Corporation
    1600 Broadway, Suite 2200
    Denver, Colorado 80202
    303.812.1400

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        This document incorporates by reference the documents listed below that Forest has previously filed with the Securities and Exchange Commission. They contain important information about our company and its financial condition. Some of these filings have been amended by later filings, which are also listed.

Forest Commission Filings (File No. 1-13515)	Description or Period
Current Report on Form 8-K	Announcing the resignation of Robert S. Boswell as Chief Executive Officer effective July 31, 2003 and as Chairman of the Board, director and employee effective September 30, 2003
Quarterly Report on Form 10-Q	Quarter Ended June 30, 2003
Quarterly Report on Form 10-Q	Quarter Ended March 31, 2003
Proxy Statement on Schedule 14A	For Forest's 2003 annual meeting of shareholders held May 8, 2003
Current Report on Form 8-K	Announcing the resignation of Michael B. Yanney as director effective February 26, 2003
Current Report on Form 8-K	Disclosing the adoption of Amendment No. 1 to Forest's Restated Bylaws
Current Report on Form 8-K	Filing of exhibits
Current Report on Form 8-K	Filing a consent of Independent Petroleum Engineers and disclosing certain developments in South Africa
Annual Report on Form 10-K	Year Ended December 31, 2002
Registration Statement on Form 8-A	Description of Forest preferred share purchase rights and common stock

        All documents filed by Forest pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

        The common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934. Therefore, the description of the securities is omitted.

Item 5. Interests of Named Experts and Counsel.

        The legality of the common stock offered hereby has been passed on for Forest by Lizbeth J. Stenmark, Senior Counsel to Forest. Ms. Stenmark holds employee stock options to purchase Company common stock.

Item 6. Indemnification of Directors and Officers.

        Forest is incorporated in the State of New York. Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL") permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or bylaws or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful and (5) provide for the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the amended BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

        Article IX of the Bylaws of Forest contains very broad indemnification provisions which permit Forest to avail itself of the amended BCL to extend broad protection to its directors, officers and employees by way of indemnity and advancement of expenses. It sets out the standard under which Forest will indemnify directors and officers and provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this Bylaw is an exclusive method of indemnification.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 as indicated in parentheses:

Exhibit No.	Exhibit
4.1*	Stock Option Agreement, dated as of March 23, 1999 between the Company and Robert S. Boswell
4.2*	Stock Option Agreement, dated as of December 23, 1999 between the Company and Robert S. Boswell
4.3*	Stock Option Agreement, dated as of December 7, 2000 between Forest Oil Corporation and Robert S. Boswell
4.4*	Restricted Stock Agreement, dated as of March 23, 1999 between Forest Oil Corporation and Robert S. Boswell
5.1*	Opinion of Lizbeth J. Stenmark, Senior Counsel of Forest Oil Corporation
23.1*	Consent of KPMG LLP
23.2	Consent of Lizbeth J. Stenmark (included as part of Exhibit 5.1)
24.1	Powers of Attorney (set forth on the signature pages contained in this Registration Statement)

*
Filed herewith.

Item 9. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in clauses (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 27, 2003.

FOREST OIL CORPORATION
By:	/s/ H. CRAIG CLARK H. Craig Clark President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Craig Clark, Newton W. Wilson III and Joan C. Sonnen each of them, any one of whom may act without the joinder of the others, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

        Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ H. CRAIG CLARK H. Craig Clark	President and Chief Executive Officer, and a Director (Principal Executive Officer)	August 27, 2003
/s/ DAVID H. KEYTE David H. Keyte	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 27, 2003
/s/ JOAN C. SONNEN Joan C. Sonnen	Vice President—Controller and Chief Accounting Officer (Principal Accounting Officer)	August 27, 2003

Signature	Title	Date

/s/ ROBERT S. BOSWELL Robert S. Boswell	Chairman of the Board and Director	August 27, 2003
/s/ WILLIAM L. BRITTON William L. Britton	Director	August 27, 2003
/s/ CORTLANDT S. DIETLER Cortlandt S. Dietler	Director	August 27, 2003
/s/ DOD A. FRASER Dod A. Fraser	Director	August 27, 2003
/s/ FORREST E. HOGLUND Forrest E. Hoglund	Director	August 27, 2003
/s/ JAMES H. LEE James H. Lee	Director	August 27, 2003
/s/ CRAIG D. SLATER Craig D. Slater	Director	August 27, 2003

EXHIBIT INDEX

Exhibit No.	Description
4.1	Stock Option Agreement, dated as of March 23, 1999 between the Company and Robert S. Boswell
4.2	Stock Option Agreement, dated as of December 23, 1999 between the Company and Robert S. Boswell
4.3	Stock Option Agreement. dated as of December 7, 2000 between Forest Oil Corporation and Robert S. Boswell
4.4	Restricted Stock Agreement, dated as of March 23, 1999 between Forest Oil Corporation and Robert S. Boswell
5.1	Opinion of Lizbeth J. Stenmark, Senior Counsel of Forest Oil Corporation
23.1	Consent of KPMG LLP

QuickLinks

EXPLANATORY NOTE
REOFFER PROSPECTUS FOREST OIL CORPORATION 9,188 SHARES COMMON STOCK
TABLE OF CONTENTS
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
THE SELLING SHAREHOLDER
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX